================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            CORRPRO COMPANIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                      [CORRPRO LOGO]
                                      1090 Enterprise Drive, Medina, Ohio 44256
                                      Tel 330/723-5082, Fax 330/723-0694

June 16, 1997

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held at Medina Country Club, 5588 Wedgewood Road, Medina, Ohio, at 10:00 a.m. on Wednesday, July 23, 1997. We hope that you will be able to attend.

     This Notice of Annual Meeting of Shareholders and Proxy Statement describes the matters to be acted upon at the meeting. Regardless of the number of shares you own, your vote is important. Whether or not you plan to attend the meeting, we urge you to complete the enclosed proxy card and to sign, date and return it in the envelope provided. You may revoke your proxy at any time prior to the Annual Meeting.

     We appreciate your interest and your investment in our Company, and we look forward to seeing you at the meeting.

                                         Sincerely,

                                         /s/ Joseph W. Rog

                                         Joseph W. Rog
                                         Chairman of the Board, President and
                                         Chief Executive Officer

                                      [CORRPRO LOGO]
                                      1090 Enterprise Drive, Medina, Ohio 44256
                                      Tel 330/723-5082, Fax 330/723-0694

                            CORRPRO COMPANIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JULY 23, 1997

     The Annual Meeting of Shareholders (the "Annual Meeting") of Corrpro Companies, Inc. (the "Company") will be held at Medina Country Club, 5588 Wedgewood Road, Medina, Ohio at 10:00 a.m. Eastern Daylight time on Wednesday, July 23, 1997, to consider and act on the following matters:

     1. The election of four directors of the Company for terms expiring in 1999.

     2. The approval of the 1997 Long-Term Incentive Plan of Corrpro Companies, Inc.

     3. The approval of the 1997 Non-Employee Directors' Stock Option Plan of Corrpro Companies, Inc.

     4. Such other business that may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on May 23, 1997 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.

                                         By Order of the Board of Directors

                                         /s/ Neal R. Restivo

                                         Neal R. Restivo
                                         Senior Vice President,
                                         Chief Financial Officer,
                                         Secretary and Treasurer
June 16, 1997

                            CORRPRO COMPANIES, INC.

                                PROXY STATEMENT

     The accompanying Proxy is solicited by the Board of Directors of Corrpro Companies, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, July 23, 1997, and at any adjournments of that meeting.

     If you attend the meeting, you may vote your shares by ballot. If you do not attend, your shares may still be voted at the meeting if you sign and return the enclosed Proxy. Common Shares represented by a properly signed card will be voted in accordance with the instructions marked on the Proxy. If no instructions are marked, the shares will be voted to elect the nominees listed below and in favor of the proposed actions to adopt the 1997 Non-Employee Directors' Stock Option Plan and 1997 Long-Term Incentive Plan. You may revoke your proxy before it is voted by giving notice to the Secretary of the Company in writing or orally at the meeting.

     This Proxy Statement and the enclosed Proxy are being mailed to shareholders on or about June 16, 1997.

                                       I.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into two classes, each of whose members serve for a two-year term. Shareholder approval is sought to elect Joseph W. Rog, David H. Kroon, C. Richard Lynham, and Robert E. Hodge to the class of Directors whose terms expire in 1999. If any Director nominee becomes unable to accept nomination or election, the persons voting the shares represented by the Proxies will vote the shares in accordance with their best judgment. The Board of Directors has no reason to believe that any nominee will be unable to serve.

     Under the terms of an employment agreement with Joseph W. Rog, the Company has agreed to cause him to be nominated as a Director of the Company for so long as such agreement remains in effect. This agreement expires on March 31, 1998.

NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 1999

JOSEPH W. ROG, 57, has served as a Director of the Company since 1984, as Chairman of the Board of Directors since June 1993, and as President of the Company since June 1995 and from January 1984 until June 1993. Mr. Rog has served as Chief Executive Officer of the Company since its formation in 1984. Mr. Rog has over thirty years of industry experience in various technical and management capacities and has broad, first-hand experience in corrosion analysis and the design and implementation of corrosion control systems. Mr. Rog is a graduate of Kent State University with a Bachelor of Science degree in Geology, and has also completed the Graduate School of Business course at Stanford University.

DAVID H. KROON, 47, has served as a Director of the Company since 1984, and as an Executive Vice President since April 1993. Mr. Kroon served as Senior Vice President of the Company from its formation in 1984 until April 1993. Mr. Kroon has over twenty-five years of engineering and consulting experience in the corrosion control market. Mr. Kroon is widely published in water and waste treatment, electrical power, oil and gas, and environmental journals worldwide. Mr. Kroon has management experience in the areas of business planning, policies and procedures, and professional development. Mr. Kroon is a graduate of Yale University with a Bachelor of Science degree in Chemistry.

C. RICHARD LYNHAM, 55, has served as a Director of the Company since June 1992. Mr. Lynham is presently the owner and Chief Executive Officer of Harbor Castings, Inc., an investment casting foundry located in North Canton, Ohio. Prior to assuming this position in 1992, Mr. Lynham served as Group Vice President, Ceramics, for Ferro Corporation (1984-1992), a Fortune 500 manufac-turer of industrial specialty products. Mr. Lynham is a graduate of Cornell University with a Bachelor's of Mechanical Engineering degree and has also received a Master of Business Administration from Harvard University.

ROBERT E. HODGE, 59, has served as a Director of the Company since November
     1993. Mr. Hodge retired in January 1993 from his position as Senior Vice President of Gas Supply, Natural Gas Pipeline Company of America, a unit of MidCon Corp., which is a subsidiary of Occidental Petroleum Corporation. Mr. Hodge joined Natural Gas Pipeline Company of America in 1960 and became Senior Vice President in 1989. A graduate of the University of Missouri, Rolla, with a degree in electrical engineering, Mr. Hodge also holds a Master of Business Administration from the University of Illinois.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES
     FOR DIRECTOR.

PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 1998

BARRY W. SCHADECK, 46, has served as a Director of the Company since April 1993 and as Executive Vice President since July 1995. Mr. Schadeck has served as President of Corrpro Canada, Inc., a wholly-owned subsidiary of the Company, since its formation in May 1994. Mr. Schadeck served as President of the Company's Commonwealth Seager Group subsidiary ("CSG") since April 1993 and Chief Financial Officer of CSG since 1979. Prior to joining CSG, Mr. Schadeck served as Chief Financial Accountant of Associated Engineering Services Ltd. for seven years. Mr. Schadeck is a graduate of Northern Alberta Institute of Technology with a degree in accounting, and received his designation as a Certified General Accountant in 1978.

WARREN F. ROGERS, 67, is president of Warren Rogers Associates, Inc., a Newport,
     Rhode Island firm which provides underground storage tank management and consulting services including mathematical and statistical modeling. He has held this position since 1979. In addition, Dr. Rogers served as a Vice President of the Center for Naval Analysis in Alexandria, Virginia from 1982 to 1989. Dr. Rogers earned a Ph.D. in statistics from Stanford University and has an M.S. in Operations Research from the U.S. Naval Post-Graduate School.

WALTER W. WILLIAMS, 63, retired in November 1992 from his position as Chairman and Chief Executive Officer of Rubbermaid Incorporated, a position he had held since May 1991. Prior to that time, Mr. Williams served as President and Chief Operating Officer of Rubbermaid Incorporated commencing in September 1987 and Vice Chairman commencing in October 1990. Prior to joining Rubbermaid, Mr. Williams spent 31 years with The General Electric Company in a wide variety of domestic and international consumer marketing, sales and general management positions. Mr. Williams serves on the Board of Directors for The Stanley Works and PAXAR Corporation. Mr. Williams is a graduate of Utica College of Syracuse University with a degree in Finance.

COMMITTEES OF THE BOARD OF DIRECTORS; ATTENDANCE

     The present members of the Audit Committee are Messrs. Hodge, Lynham, Rogers and Williams. The Audit Committee approves the appointment of the independent public accountants to serve as auditors in examining the corporate accounts of the Company. The Audit Committee meets with appropriate Company financial personnel and independent public accountants to review the internal controls of the Company and the objectivity of its financial reporting. The Audit Committee had four meetings during the last fiscal year.

     The present members of the Compensation Committee are Messrs. Hodge, Lynham, Rogers and Williams. The Compensation Committee is responsible for establishing the compensation package-base salary, cash bonuses, and equity incentive awards for the Chief Executive Officer. The Compensation Committee is also responsible for establishing the equity incentive awards for the remaining executive officers. The Compensation Committee has delegated to the Chief Executive Officer the decision-making authority regarding the base salary and cash bonuses for the remaining executive officers; however, the

Chief Executive Officer is required to review his compensation recommendations with the Compensation Committee before a final decision is made. The Compensation Committee had four meetings during the last fiscal year. The Stock Option subcommittee, which administers and authorizes awards under certain of the Company's compensation plans, is comprised of Messrs. Hodge, Lynham and Williams.

     The Board of Directors had eleven meetings during the last fiscal year. During the last fiscal year, each incumbent Director attended at least 75% of all the meetings of the Board of Directors and of Committees on which he served. The Board of Directors does not maintain a separate nominating committee.

COMPENSATION OF DIRECTORS

     Effective until March 31, 1997, Directors not employed by the Company or its subsidiaries were paid $2,200 for each Board of Directors' meeting attended in person, $900 for each Committee meeting attended in person, and $550 for each telephonic Board of Directors' meeting or Committee meeting. Effective April 1, 1997, the Board of Directors modified the compensation payable to provide such non-employee Directors a retainer of $12,000, on an annual basis, and $1,000 ($1,200 for Committee Chairperson) for each Board of Directors' or Committee meeting attended in person and $350 ($550 for Committee Chairperson) for each Board of Directors' or Committee meeting attended telephonically.

     Pursuant to the terms of the Deferred Compensation Plan for Outside Directors, eligible Directors may elect to defer payment of all or any part of the compensation received as a Director. Participating Directors elect to have the return on their deferred funds based upon the rate of return on various investment options, including the Company's Common Shares. Deferred portions are payable in a lump sum, over a period of five years or over a period of ten years. Payments under the plan commence at a future date previously specified by the Director, or upon the death or disability of the Director.

     Under the 1994 Corrpro Outside Directors' Stock Option Plan (the "1994 Plan"), automatic grants of options to purchase 1,500 Common Shares were granted annually to each incumbent director at a price equal to 130% of the fair market value of the Common Shares on the date of grant. The 1994 Plan has been terminated subject to shareholder approval of the 1997 Non-Employee Directors' Stock Option Plan as described in Proposal III.

                           OWNERSHIP OF COMMON SHARES

     The following table shows the number and percent of the Common Shares beneficially owned on May 23, 1997 by each of the Directors, by the Chief Executive Officer, by the four other most highly compensated executive officers, by all Directors and executive officers as a group and by each person or entity who is known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Shares.

                                                                   NUMBER OF
                                 NAME                            SHARES (1)(2)         PERCENT
                                 -----                           ------------          ------
        Michael K. Baach                                             78,723               1.1%
        David M. Hickey                                              69,058               1.0%
        Robert E. Hodge                                               3,750                 *
        David H. Kroon                                              216,122               3.1%
        C. Richard Lynham                                            11,750                 *
        Neal R. Restivo                                              25,200                 *
        Joseph W. Rog                                               260,636               3.8%
        Warren F. Rogers                                                200                 *
        Barry W. Schadeck                                            91,348               1.3%
        Walter W. Williams                                           35,000                 *
        13 Directors and executive officers as a group              884,510              12.9%
        David L. Babson & Company Incorporated (3)                  692,000              10.5%

*Less than 1%

(1) The named shareholders have sole voting and investment power of shared voting and investment power with their spouse with respect to all shares shown as being beneficially owned by them, except as otherwise indicated.

(2) Includes with respect to each of the following individuals and group the following number of Common Shares which may be acquired upon the exercise of options within 60 days: Mr. Baach (19,000 shares); Mr. Hickey (47,333 shares); Mr. Hodge (3,750 shares); Mr. Kroon (19,000 shares); Mr Lynham (9,750 shares); Mr. Restivo (24,000 shares); Mr. Rog (49,334 shares); Mr. Schadeck (22,666 shares); and all Directors and executive officers as a group (284,167 shares).

(3) Includes 473,200 shares subject to sole voting power, and 219,600 shares subject to shared voting power. All such shares are subject to sole dispositive power. The information provided with respect to David L. Babson Company Incorporated, One Memorial Drive, Cambridge, Ma. 02142, is based upon a Schedule 13G/A filed by it with the Securities and Exchange Commission on March 10, 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on forms 3, 4, and 5 with the Securities and Exchange Commission and the New York Stock Exchange. The Company believes that during fiscal 1997, all Section 16(a) filing requirements applicable to the Company's officers, directors and ten percent shareholders were complied with.

                             EXECUTIVE COMPENSATION

     The following tables set forth compensation received for the three years ended March 31, 1997 by the persons who were at March 31, 1997 the Company's Chief Executive Officer and the four other most highly paid executive officers (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION         ALL OTHER
                                FISCAL                               OTHER ANNUAL      AWARDS STOCK       COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR       SALARY       BONUS       COMPENSATION      OPTIONS (1)             (2)
 -------------------------      -----       -----        -----       ------------      ------------      ---------------
Joseph W. Rog                    1997      $235,000     $79,000        $ 0                40,000             $ 1,084
  Chairman of the Board,         1996       208,750        0             0                0                    1,026
  President, and Chief           1995       205,000        0             0                30,000                 893
  Executive Officer

David M. Hickey (3)              1997       165,000      39,000          0                12,000                 908
  Executive Vice President -     1996       162,000      36,300          83,516(4)        50,000                 409
  Manufacturing and              1995        87,746      34,000                           12,500                 532
  International Operations                                               0

Neal R. Restivo (5)              1997       152,360      39,000          0                12,000                 914
  Senior Vice President,
    Chief                        1996        75,008      35,000          0                30,000                 152
  Financial Officer,
  Secretary and Treasurer

Michael K. Baach                 1997       140,000      39,000          0                12,000                 385
  Executive Vice President       1996       140,000      35,000          0                0                      385
  Sales and Marketing            1995       130,000        0             0                10,000                 392

David H. Kroon                   1997       145,000      39,000          0                12,000               1,111
  Executive Vice President       1996       134,462      35,000          0                0                      524
  Central Region                 1995       140,000        0             0                 8,000                 629

(1) On June 30, 1995, Messrs. Rog, Kroon, and Baach voluntarily forfeited the stock options granted to each of them during fiscal 1995.

(2) Amounts represent Company matching contributions to the Corrpro Companies, Inc. Profit Sharing Plan and Trust, a qualified salary deferral plan under
    Section 401(k) of the Internal Revenue Code.

(3) Mr. Hickey became an employee of the Company in August 1994. Amounts for fiscal 1995 relate to the eight month period from August 1994 to March 1995. He became an executive officer of the Company during June 1995. During fiscal 1996, the Company advanced Mr. Hickey $156,000 in connection with his relocation to the Company's Corporate headquarters in Ohio. Interest in the advance was at a rate of 10% per annum. The entire advance has been repaid as of the date of this filing.

(4) Includes $73,614 of moving expenses paid by the Company.

(5) Mr. Restivo became an employee of the Company in October 1995. Amounts for fiscal 1996 related to the six month period from October 1995 to March 1996.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                                                                              VALUE
                               INDIVIDUAL GRANTS                                     AT ASSUMED ANNUAL RATES
 -----------------------------------------------------------------------------           OF STOCK PRICE
                                   % OF TOTAL                                        APPRECIATION FOR OPTION
                                 OPTIONS GRANTED     EXERCISE OR                             TERM(2)
                     OPTIONS     TO EMPLOYEES IN     BASE PRICES     EXPIRATION      -----------------------
      NAME           GRANTED       FISCAL YEAR        ($/SH)(1)         DATE            5%            10%
      -----          ------      --------------       ---------       ---------      -------        -------
Joseph W. Rog        40,000            26.5%            $8.46          4-01-06       $ 162,707      $ 459,529
David M. Hickey      12,000             8.0%             9.69          5-22-06          55,909        157,902
Neal R. Restivo      12,000             8.0%             9.69          5-22-06          55,909        157,902
Michael K. Baach     12,000             8.0%             9.69          5-22-06          55,909        157,902
David H. Kroon       12,000             8.0%             9.69          5-22-06          55,909        157,902

(1) The exercise price is based on 110% of the fair market value of the Company's Common Shares on the date of grant.

(2) Potential Realizable Value is based on certain assumed rates of appreciation pursuant to rules prescribed by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent on the future performance of the Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                      NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                       UNDERLYING OPTIONS               IN-THE-MONEY OPTIONS
                       SHARES                            FISCAL YEAR-END                AT FISCAL YEAR-END(1)
                      ACQUIRED        VALUE       -----------------------------      ---------------------------
                     ON EXERCISE     REALIZED     EXERCISABLE     UNEXERCISABLE(2)  EXERCISABLE     UNEXERCISABLE
                      ---------      -------       ---------      -------------      ---------       -----------
Joseph W. Rog           30,000       $168,225        49,334           26,666         $ 278,154         $31,066
David M. Hickey              0              0        47,333           27,167            76,825          32,925
Neal R. Restivo              0              0        24,000           28,000            57,700          28,850
David H. Kroon          18,000        106,560        19,000            8,000           109,425               0
Michael K. Baach        18,000        102,060        19,000            8,000           109,425               0

(1) This value is calculated based on the difference between $9.625, the closing price of the Company's Common Shares on March 31, 1997, and the exercise price of the options.

EMPLOYMENT AGREEMENTS

     In July 1996, the Company entered into an employment agreement with Mr. Rog which superseded the five-year employment agreement entered into in June 1993. Pursuant to this agreement, Mr. Rog serves as the Company's Chairman of the Board, Chief Executive Officer and President. In addition, the Company has agreed to cause Mr. Rog to be nominated as a Director of the Company for so long as such agreement remains in effect. The current term of this agreement expires on March 31, 1998.

     This employment agreement provides for the payment of base salary, subject to annual adjustments, and such other compensation, whether in the form of bonuses, stock options, incentive compensation, or otherwise, as determined by the board of Directors from time-to-time. The Board of Directors has delegated its authority to set compensation pursuant to these agreements to its Compensation Committee. At April 1, 1997 the base salary for Mr. Rog was $249,000.

     This employment agreement precludes Mr. Rog from competing with the Company during the term of the agreement and for as long as Mr. Rog receives payments pursuant to the agreement. The employment agreement permits the Company to terminate Mr. Rog's employment for good cause. If the Company terminates Mr. Rog for good cause, which includes acts resulting in or intended to result in significant gain or personal enrichment at the expense of the Company, failure substantially to perform his duties resulting in demonstrably material injury to the Company, indictment of a felony and the willful wanton or reckless failure properly to perform his duties, the Company will pay Mr. Rog his base salary earned through termination and will have no further obligation to him.

     Mr. Rog will be eligible to receive retirement income with a lifetime survivor benefit to his spouse in an amount equal to 50% of his base salary, payable monthly, provided that certain conditions are satisfied including that he remains in employment of the Company through the current term of his employment agreement; that his employment is terminated without good cause; that he resigns due to the Company's failure to honor its obligations under the agreement; or that he dies or becomes disabled while an employee of the Company.

     If Mr. Rog's employment is terminated without good cause within twelve months after a change in control, as defined, or if Mr. Rog is terminated without good cause or resigns due to the Company's failure to honor its obligations under the agreement, the Company must pay Mr. Rog his salary earned through the termination or resignation date and a severance payment equal to his base salary for one year at the rate in effect at the time of termination plus a payment equal to full year's participation in any short-term incentive bonus plan at the 100% level. In addition, the Company must maintain any medical or other insurance coverage in effect at the time of termination until age 65. Further, all of Mr. Rog's unvested stock options will become vested immediately and he will receive any payments due under any long-term incentive plans within ten days of termination. The amount of the payments due to a change in control are required to be funded, within ten days following such change in control, pursuant to a grantor trust conforming to Internal Revenue Procedure 92-64.

     In the event of Mr. Rog's disability, he will continue to receive his base salary and other compensation and benefits during the first ninety business days after the date of such disability. If the Board of Directors determines that no reasonable accommodation can be made, the Company may terminate Mr. Rog's employment in which case the Company shall pay Mr. Rog's salary earned through the termination date, an amount equal to a full year's participation in the short-term bonus plans then in effect, any payment due under other incentive plans then in effect and the retirement income provided in the agreement. In addition, benefits will continue for his spouse and eligible dependents in accordance with Company policy.

     The Company amended the employment agreements previously entered into with Messrs. Kroon, Hickey and Baach pursuant to which each shall serve as an Executive Vice President of the Company and entered into an employment agreement with Mr. Restivo pursuant to which he shall serve as Senior Vice President and Chief Financial Officer. These agreements provide for the payment of base salaries, subject to adjustment. In general, these agreements provide similar severance arrangements as the employment agreement with Mr. Rog described above, except that no retirement income will be paid, that no severance is provided thereunder in the event of termination in connection with a change in control, and that medical and other insurance coverage shall continue for a period of twelve months rather than to age 65 if the employee is terminated without good cause or if the employee resigns due to the Company's failure to honor its obligations under the agreement. The current terms of these agreements each expire on March 31, 1998.

                    REPORT OF THE COMPENSATION COMMITTEE AND
                THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors was responsible for establishing the compensation package -- base salary, cash bonuses, and equity incentive awards -- for the Chief Executive Officer. The Compensation Committee was also responsible for establishing, upon consultation with the Chief Executive Officer, the equity incentive awards for the remaining executive officers. In establishing compensation levels, the Committee takes into account the tax deductibility limitations imposed under Section 162 (m) of the Internal Revenue Code.

BASE SALARIES

     An independent executive compensation consultant engaged by the Company reviewed the Compensation Committee's recommended base salary for Mr. Rog, the Chief Executive Officer, taking into consideration the consulting firm's data base of competitive information from domestic industrial companies of similar size and the proxy statements of those companies comprising the peer group utilized in the performance graph on page 10 for comparing total returns to shareholders. The Compensation Committee believed it was necessary to consider not only the peer group of companies but also the broader group of domestic industrial companies of similar size for its salary comparisons since this broader group of companies competes for the talent of the executive officers. The Compensation Committee established, effective April 1, 1997, the base salary level for Mr. Rog at $249,000.

     The base salary levels for all of the remaining executive officers were as determined by the Chief Executive Officer following a review of these recommended base salary levels with the Compensation Committee. These salary levels were subjectively established based upon the performance of the executive and his level of responsibility.

INCENTIVE COMPENSATION

     CASH INCENTIVES. The Company maintains a cash bonus program pursuant to which cash bonuses may be paid to key employees, including the executive officers. Bonuses are determined based on performance measures approved by the Board and management's discretion. The performance measures used for fiscal 1997 were based on the Company's consolidated earnings before taxes. Eighty-five key employees, including the executive officers, received cash bonus awards for fiscal 1997.

     In determining the size of target awards, the Committee, for the Chief Executive Officer and the President, and the Board, for all other executive officers, subjectively reviewed the performance of each executive relative to his individual goals.

     EQUITY INCENTIVES. The Compensation Committee granted stock options to the five named executive officers during fiscal 1997. The options were designed to provide incentives to manage the Company in the best interests of the shareholders, and to remain employed by the Company on a long-term basis. In granting these awards, the Compensation Committee's determination was based upon the level of the executive's responsibility with the Company, his performance, and the importance of his retention to the Company. These factors were weighted subjectively by the Compensation Committee.

     Respectfully submitted,

  Compensation Committee:       Other Board Members:
      Robert E. Hodge              David H. Kroon
     C. Richard Lynham             Joseph W. Rog
     Warren F. Rogers            Barry W. Schadeck
    Walter W. Williams

COMPANY STOCK PERFORMANCE

     Following is a graph which compares the cumulative return from investing $100, and the reinvestment of dividends, at September 30, 1993, the date the Company's Common Shares began to trade on the New York Stock Exchange, with the S&P 500 index, and with an index of peer companies (the "Peer Group"). The companies selected to form the Peer Group index are companies with revenues generally in the range of $40 to $150 million that offer a broad range of engineering, environmental, and construction services. They include Astrotech International, Baker (Michael) Corp., Failure Group Inc., Harding Associates Inc., and Tanknology Environmental Inc.


                          TOTAL RETURN TO SHAREHOLDERS
                      SEPTEMBER 30, 1993 TO MARCH 31, 1997
     MEASUREMENT PERIOD          CORRPRO
   (FISCAL YEAR COVERED)        COMPANIES       S&P 500       PEER GROUP(1)
1992                                    100            100            100
1993                                    100            100            100
1994                                    180             98             87
1995                                    155            113             59
1996                                     69            149             74
1997                                     88            179             82

(1) The peer group data prior to fiscal 1997 includes the results of Greiner Engineering, Inc. No results for Greiner Engineering, Inc. were available for fiscal 1997.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dr. Warren F. Rogers, a member of the Compensation Committee, is president of Warren Rogers Associates, Inc. (WRA). WRA currently conducts, on behalf of the Company, statistical evaluation of corrosion data, relating to the Company's customers, primarily in the underground storage tank market. The Company has worked with WRA since 1985. During fiscal 1997, fees paid to WRA totaled $488,848. WRA paid the Company $162,460 for services the Company performed as a subcontractor. The Company believes that the terms of all transactions and arrangements with WRA are no less favorable to the Company than similar transactions and arrangements which might have been entered into with unrelated parties.

                                      II.
                ADOPTION OF THE 1997 LONG-TERM INCENTIVE PLAN OF
                            CORRPRO COMPANIES, INC.

     The Board of Directors of the Company adopted the Company's 1997 Long-Term Incentive Plan (the "Incentive Plan") on April 28, 1997 subject to approval by the shareholders of the Company at the Annual Meeting. The Incentive Plan is intended to encourage ownership of Company's Common Stock by officers, other key employees and consultants of the Company, to encourage continued employment with the Company and to provide them with additional incentives to promote the success of the Company. On April 28, 1997 the Board of Directors of the Company terminated the 1994 Corrpro Stock Option Plan (the "1994 Option Plan") subject to shareholder approval of the Incentive Plan and no more awards may be granted under the 1994 Option Plan. On such date there were 552,000 shares subject to outstanding awards. All outstanding awards under the 1994 Option Plan shall continue in full force and effect according to the terms and conditions of the awards and the 1994 Option Plan.

     The following is a brief description of the material features of the Incentive Plan; such description is qualified in its entirety by reference to the full text of the Incentive Plan which is attached hereto as Exhibit A.

     The Incentive Plan authorizes the grant to officers, other key employees and consultants of awards ("Awards") consisting of non-qualified stock options, stock appreciation rights ("SAR's"), and restricted stock and stock bonus awards. There will be up to 375,000 new shares of Company's Common Stock available for granting Awards under the Incentive Plan. Shares which may be exercised, forfeited, or otherwise terminated under previously granted stock option awards, other than awards under the directors' 1994 Plan, will also be available for the granting of Awards under the Incentive Plan. Such previously granted awards totaled 653,590. The Stock Option Committee, which is a subcommittee of the Compensation Committee of the Board of Directors of the Company, (the "Committee") will administer the Incentive Plan and will have sole discretion to determine those persons to whom Awards will be granted, the number of Awards granted, the provisions applicable to each Award and the time periods during which Awards may be exercisable.

     The Committee may grant non-qualified stock options. Unless the Committee determines otherwise, the option price per share of any non-qualified stock option shall be the fair market value of the shares of Company's Common Stock on the date the option is granted. Under the Incentive Plan, fair market value is generally the closing price of the Company's Common Stock on the New York Stock Exchange on the last business day prior to the date on which the value is to be determined. Options granted under the Incentive Plan will be exercisable for a term of not more than ten years from the date of grant.

SAR's are rights to receive an amount in cash or shares of Common Stock of the Company of a combination thereof as determined by the Committee, no greater than the excess of the fair market value of the Common Stock of the Company on the date the SAR is exercised over the fair market value of the Common Stock of the Company on the date the SAR is granted (or in the case of SAR's granted in tandem with options, in the Committee's sole discretion, the option price of the shares subject to the option).

     The Committee may, in its sole discretion, grant SAR's in tandem with options or on a stand alone basis. SAR's granted in tandem with options may only be exercisable to the extent the related option is exercisable and shall be for a term as determined by the Committee. The term may not exceed 10 years and may expire prior to the term of the related option. Each SAR granted on a stand alone basis shall be exercisable to the extent and for such term as may be approved by the Committee. In no event shall any amounts paid pursuant to an SAR exceed the difference between the fair market value of the underlying shares on the date of exercise and the option price of the related option.

     Restricted stock awards are rights granted by the Committee to receive shares of Company's Common Stock subject to forfeiture and other restrictions determined by the Committee. Until the restrictions with respect to any restricted stock awards lapse, the shares will be held by the Company and may not be sold or otherwise transferred by the employee. Except as otherwise determined by the Committee, until the restrictions lapse, the shares will be forfeited if the employee's employment is terminated for any reason other than death, disability, retirement or the employee's attainment of 65 years of age and all restrictions shall lapse upon the earliest of the death, disability or retirement of the recipient employee, or the employee's attainment of 65 years of age. Unless the Committee determines otherwise, one-third of the shares subject to a restricted stock award will vest on each anniversary of the date of grant. The Committee may require participants to whom restricted stock awards are granted to pay the Company an amount equal to the aggregate par value, if any, of the shares issued.

     Stock bonus awards may also be granted under the Incentive Plan, on such terms and conditions as the Committee may, in its sole discretion, determine. The committee may require participants to whom stock bonus awards are granted to pay the Company an amount equal to the aggregate par value, if any, of the shares issued.

     Awards granted under the Incentive Plan may be subject to adjustment upon a stock dividend, stock split, reclassification, recapitalization, merger, consolidation, combination, or exchange of shares, separation, reorganization, liquidation or similar events affecting the Company's Common Stock. An Award will not be transferable, other than to Permitted Transferees (as defined), by will or the laws of descent and distribution or, in certain circumstances, pursuant to a qualified domestic relations order, and an Award may be exercised, during the lifetime of the holder of the Award, only by the holder, or the holder's personal representative in the event of disability.

     In the case of "change in control" (as defined) of the Company, the Board of Directors of the Company may, in its sole discretion, determine, on a case by case basis, taking into account the purposes of the Incentive Plan, that each Award granted under the Incentive Plan will terminate 90 days after occurrence of such "change in control," but, in the event of any such termination (i) an option or SAR holder will generally have the right, commencing at least five days prior to the "change in control" and subject to any other limitation on the exercise of the option in effect on date of exercise, to immediately exercise any options in full to the extent they previously have not been exercised, and
(ii) restricted stock awards will vest.

     The Incentive Plan will terminate on April 28, 2007, and Awards shall not be granted under the Incentive Plan after that date although the terms of any Awards may be amended in accordance with the Incentive Plan at any date prior to the end of the term of such Awards. Any Awards outstanding at the time of termination of the Incentive Plan will continue in full force and effect according to the terms and conditions of the Award and the Incentive Plan.

     The Incentive Plan may be amended by the Board of Directors of the Company, provided that shareholder approval will be necessary as required under Rule 16b-3 of the regulations of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and provided further that no amendment may impair any rights of any holder of an Award previously granted under the Incentive Plan without the holder's consent.

     Certain of the federal income tax consequences to the Company and participants in the Incentive Plan of the grant and the exercise of Awards under currently applicable provisions of the Internal Revenue Code are as described below. For persons subject to Section 16 of the Exchange Act

("Section 16") the calculation and timing of income recognition is generally deferred until such time as the employee is no longer subject to suit for "short swing profit".

     FEDERAL INCOME TAX CONSEQUENCES -- NON-QUALIFIED STOCK OPTIONS. The issuance of a non-qualified stock option under the Incentive Plan will not result in any taxable income to the recipient or a tax deduction to the Company at the time of grant. Generally, an employee to whom a non-qualified stock option has been granted will recognize ordinary income at the time the employee exercises the option and receives shares of Company's Common Stock in an amount equal to the excess of the fair market value of such shares on the date of exercise over the option price.

     The Company is generally entitled to a tax deduction corresponding to the amount of income recognized by the employee as a result of the exercise of a non-qualified stock option for the year in which the employee recognizes such income for federal income tax purposes.

     FEDERAL INCOME TAX CONSEQUENCES -- SAR'S. A participant will not recognize taxable income upon the grant of an SAR. The participant will generally recognize ordinary income for federal income tax purposes in an amount equal to the amount of cash and/or the fair market value of the shares of Common Stock received upon exercise of the SAR, in the tax year in which payment is made in respect of an SAR, and the Company will normally be entitled to a tax deduction for an equivalent amount for the same year.

     FEDERAL INCOME TAX CONSEQUENCES -- RESTRICTED STOCK AWARDS AND STOCK BONUS AWARDS. Generally, an employee to whom a restricted stock award or stock bonus award is made will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of Company's Common Stock received at the time the shares first become transferable or are no longer subject to a substantial risk of forfeiture over the purchase price, if any, paid by the employee for such Company's Common Stock, and such amount will generally then be deductible for federal income tax purposes by the Company. Alternatively, if the recipient of a restricted stock award or stock bonus Award so elects, the recipient will recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares of Company's Common Stock (without taking into account any lapse restrictions) on such date, over the purchase price, if any, paid by the employee for such Company's Common Stock, and such amount will generally then be deductible by the Company. In the event of the forfeiture of the Company's Common Stock included in a restricted stock award or stock bonus award, the employee will not be entitled to any deduction except to the extent the employee paid for such company's Common Stock. Upon a sale of the Company's Common Stock included in the restricted stock award or stock bonus award, the participant will recognize capital gain or loss, as the case may be, equal to the difference between the amount realized from such sale and the employee's tax basis for such shares of Company's Common Stock.

     VOTE REQUIRED FOR APPROVAL OF THE 1997 LONG-TERM INCENTIVE PLAN. Approval of the 1997 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the voting securities of the Company represented and voting at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE INCENTIVE
PLAN.

                                      III.
         APPROVAL OF THE 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           OF CORRPRO COMPANIES, INC.

     The Board of Directors of the Company adopted the 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") on April 28, 1997, subject to approval by the shareholders of the Company at the Annual Meeting. On April 28, 1997 the Board of Directors terminated the 1994 Non-Employee Directors Plan (the "1994 Plan") subject to shareholder approval of the Directors' Plan and no more awards may be granted under the 1994 Plan. All outstanding awards under the 1994 Plan shall continue in full force and effect according to the terms and conditions of the awards and 1994 Plan.

     The following is a brief description of the material features of the Directors' Plan; such description is qualified in its entirety by reference to the full text of the Directors' Plan, which is attached hereto as Exhibit B.

     The Directors' Plan is intended to encourage non-employee directors of the Company to acquire or increase their ownership of Company's Common Stock on reasonable terms, and to foster a strong incentive to put forth maximum effort for the continued success and growth of the company. The Directors' Plan provides for the granting of non-qualified stock options to purchase an aggregate of 50,000 shares of the Company's Common Stock to current and future non-employee directors of the Company. The non-employee directors eligible to receive stock options under the Directors' Plan are Messrs. Hodge, Lynham, Rogers and Williams.

     On the 30th day of September of each calendar year (or the date of initial election as a director) during the term of the Directors' Plan commencing on September 30, 1997 each eligible director will be granted an option to purchase 2,000 shares of Company's Common Stock. If the number of shares available to grant under the Directors' Plan on a scheduled date of grant is insufficient to make all the grants, then each eligible director will receive an option to purchase a pro rata number of the available shares.

     The option price for the option grants will be the fair market value of the shares of Company's Common Stock on the date of grant. Under the Directors' Plan, fair market value is generally the closing price of the Company's Common Stock on the New York Exchange on the last business day prior to the date on which the value is to be determined. The options granted under the Directors' Plan will be exercisable for a term of ten years from the date of grant, subject to earlier termination, and may be exercised as follows: one-half after one year from the date of grant and 100% after two years from the date of grant.

     Upon termination as a director (other than for death or disability), the option may be exercised for three months, but not beyond its term. Upon termination for death (or upon death within 3 months of termination) or disability, the option may be exercised for 12 months, but not beyond its term.

     Options granted under the Directors' Plan may be subject to adjustment upon a stock dividend, stock split, reclassification, recapitalization, merger, consolidation, combination, or exchange of shares, separation, reorganization, liquidation, extraordinary dividend, or similar events affecting the Company's Common Stock. Options will not be transferable other than to a Permitted Transferee (as defined), by will or pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order, and will be exercisable during the lifetime of an option holder only by such holder or his personal representative in the event of disability.

     Upon a "change in control" (as defined) of the Company, each option granted under the Directors' Plan will terminate 90 days after the occurrence of the "change in control", and an option holder will have the right, commencing at least five days prior to the "change in control" and subject to any other limitations on the exercise of the option in effect on the date of exercise, to immediately exercise any options in full, to the extent they previously have not been exercised.

     The Directors' Plan will terminate on April 28, 2007 and options may not be granted under the Directors' Plan after that date, although the terms of any option may be amended in accordance with the Directors' Plan at any date prior to the end of the term of that option. Any options outstanding at the time of termination of the Directors' Plan will continue in full force and effect according to the terms and conditions of the option and the Directors' Plan.

     The Directors' Plan may be amended by the Board of Directors, provided that shareholder approval will be necessary if required under Rule 16b-3 ("Rule 16b-3") of the Exchange Act, and no amendment may impair any of the rights of any holder of an option previously granted under the Directors' Plan without the holder's consent.

     The Directors' Plan will be administered by the Compensation Committee. The principal terms of the option grants are fixed in the Directors' Plan. Therefore, the Compensation Committee will have no discretion to select which directors receive options, the number of shares of Company's Common Stock included in any grant, or the exercise price of options.

     FEDERAL INCOME TAX CONSEQUENCES -- NON-QUALIFIED STOCK OPTIONS. The tax consequences are substantially as described under Proposal II, Federal Income Taxes -- Non-Qualified Stock Options.

     VOTE REQUIRED FOR APPROVAL OF THE 1997 DIRECTORS' STOCK OPTION
PLAN. Approval of the 1997 Directors' Stock Option Plan requires the affirmative vote of the holders of a majority of the voting securities of the Company represented and voting at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE DIRECTORS'
PLAN.

                              INDEPENDENT AUDITORS

     The Company is incorporated under the laws of the State of Ohio, which do not require approval by shareholders of the selection of independent auditors. A representative of KPMG Peat Marwick LLP ("KPMG") is expected to be present at the meeting. KPMG acted as independent auditors for the Company for the fiscal year ended March 31, 1997. The Audit Committee will select the company's auditors for fiscal 1998. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding KPMG's examination of the Company's financial statements and records for the fiscal year ended March 31, 1997.

     On October 18, 1996, Price Waterhouse LLP ("PW") resigned as the independent accountants of the Company. The reports of PW on the Company's financial statements for each of the past two fiscal years contained no adverse opinions or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except the report of PW on the financial statement for the fiscal year ended March 31, 1995 included an explanatory paragraph relating to a material uncertainty regarding litigation.

     In connection with its audits for the two most recent fiscal years and through October 18, 1996, there were no disagreements between the Company and PW on the matter of accounting principle or practices, financial statement disclosures, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PW would have caused them to make reference thereto in their report on the financial statements for such years.

     During the fiscal year ended March 31, 1996 and through October 18, 1996, there have been no reportable events as defined in Regulation S-K Item 304(a)(1)(v). In connection with the audit of the Company's financial statement for the fiscal year ended March 31, 1995, PW advised the Audit Committee of the Registrant that it was no longer able to rely upon representations of the Company's then Chief Financial Officer ("former CFO"). The Audit Committee immediately caused the former CFO to be placed on leave of absence. The former CFO was subsequently discharged and replaced.

     On November 15, 1996, the Company engaged KPMG as the principal independent accountants to audit its financial statements.

                                    GENERAL

VOTING AT THE MEETING

     Shareholders of record at the close of business on May 23, 1997 are entitled to vote at the meeting. On that date, a total of 6,597,956 Common Shares were outstanding. Each Common Share is entitled to one vote. The closing price of a Common Share on May 23, 1997 was $8.50.

     Holders of shares of Common Shares have no cumulative voting rights. Provided a quorum is present, the affirmative vote of a plurality of the Common Shares represented and voting, in person or by proxy, at any meeting of shareholders is required under Ohio law to elect Directors.

     Votes may be cast in favor of, or withheld from, each nominee in the election of directors. Votes that are withheld will not be included in the number of votes cast although such shares will be counted as present for purposes of determining the existence of a quorum. The New York Stock Exchange rules permit brokers who hold shares in street name to vote on certain items when they have not received instructions from beneficial owners. Brokers who do not receive instructions are entitled to vote on the election of Directors.

     The Board of Directors knows of no other matters that will be presented at the meeting. However, if other matters do properly come before the meeting, the persons named in the Proxy will vote on these matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     Any shareholder who wishes to submit a proposal to be considered for inclusion in next year's Proxy Statement should send the proposal to the Company addressed to the Secretary on or before February 20, 1998.

PROXY SOLICITATION

     The Company will bear the expense of the solicitation of proxies. In addition to requesting proxies by mail, officers and regular employees of the Company may request proxies by telephone or in person. The Company has retained Beacon Hill Partners, Inc., 90 Broad Street, New York, New York 10004, to assist in the solicitation for an estimated fee of $3,500, plus expenses not in excess of $1,000.

     The Company will ask custodians, nominees, and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions. The Company will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.

     The Company's Annual Report for the fiscal year ended March 31, 1997, is enclosed herewith.

     MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS NAMED HEREIN, FOR PROPOSAL II (APPROVAL OF THE 1997 LONG-TERM INCENTIVE PLAN), AND FOR PROPOSAL III (APPROVAL OF THE 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN).

                                       For the Board of Directors
                                       Corrpro Companies, Inc.

                                       /s/ Neal R. Restivo
                                       ------------------------------
                                       Neal R. Restivo
                                       Senior Vice President,
                                       Chief Financial Officer,
                                       Secretary and Treasurer

June 16, 1997

                                                                       EXHIBIT A

                         1997 LONG-TERM INCENTIVE PLAN

                                       OF

                            CORRPRO COMPANIES, INC.

     1. PURPOSE OF THE PLAN. This 1997 Long-Term Incentive Plan of Corrpro Companies, Inc. adopted on this 28th day of April, 1997, is intended to enable officers, key employees and consultants of the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants an incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future.

     2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

          2.1 "Award" means an Option, an Option granted in tandem with an SAR, a Restricted Stock Award, a Restricted Stock Award granted in tandem with an Option, an SAR or a Stock Bonus Award.

          2.2 "Award Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Participant and which shall set forth the terms and conditions of an Award under the Plan.

          2.3 "Board"  means the Board of Directors of Corrpro Companies, Inc.

          2.4 "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
     Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the date the Plan is adopted by the Board), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, a Change in Control shall be deemed to have occurred if:

             (a) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that a Change in Control shall not be deemed to occur under this clause (a) by reason of the acquisition of securities by the Company or an employee benefit plan (or any trust funding such a plan) maintained by the Company, or by reason of the new issuance of securities directly by the Company;

             (b) during any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) or at any time during the two years after the Effective Date, there shall cease to be a majority of the Board comprised of Continuing Directors; or

             (c) (i) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

          2.5 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

          2.6 "Committee" means the Stock Option Committee which is a sub-committee of the Compensation Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan and whose members meet the requirements for eligibility to serve as set forth in Rule 16b-3 and in the Plan and are outside directors within the meaning of Section 162(m) of the Code.

          2.7 "Company"  means Corrpro Companies, Inc.

          2.8 "Continuing Directors" means individuals who at the beginning of any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) or during the first two years after the Effective Date, individuals who were on the Effective Date, and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period (or in the case of the two year period after the Effective Date those individuals who were directors on the Effective Date) or whose election or nomination for election was previously so approved.

          2.9 "Effective Date"  means April 28, 1997.

          2.10 "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.

          2.11 "Exchange Act" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

          2.12 "Fair Market Value" means, with respect to the Shares, the closing price of the Shares on the New York Stock Exchange or other national securities exchange, on the last business day prior to the date on which the value is to be determined, as reported in the Wall Street Journal or such other source of quotations for, or report of trading of, the Shares as the Committee may reasonably select from time to time; provided, however, if the Shares are not then traded on such an exchange, but are then traded on the over-the-counter market, Fair Market Value means the mean between the high and the low bid and asked prices for the Shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding day on which sales occurred if there were no sales on such date).

          2.13 "Option" means the right to purchase the number of Shares specified by the Committee, at a price and for a term fixed by the Committee, in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee may impose.

          2.14 "Parent" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if, at the time of the granting of the Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.15 "Participants" means officers (including officers who are members of the Board) and other key employees or consultants of the Company or any of its Subsidiaries.

          2.16 "Permitted Transferees" means (i) the spouse, children or grandchildren of any Participant, (ii) any trustees of any trust made by the Participant primarily for the benefit of any of such person or persons identified in clause (i) or for the benefit of the Participant, (iii) a corporation or other entity in which the Participant owns a controlling interest, and (iv) the beneficiaries of any trust described in clause (ii).

          2.17 "Plan" means the 1997 Long-Term Incentive Plan of Corrpro Companies, Inc.

          2.18 "Regulation T" means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

          2.19 "Restricted Stock Award Agreement" means an Award Agreement executed in connection with a Restricted Stock Award.

          2.20 "Restricted Stock Award" means the right to receive Shares, but subject to forfeiture and/or other restrictions set forth in the related Restricted Stock Award Agreement and the Plan.

          2.21 "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

          2.22 "SAR" means a stock appreciation right, which is a right to receive an amount in cash, or Shares, or a combination of cash and Shares, as determined or approved by the Committee, no greater than the excess, if any, of (i) the Fair Market Value of a Share on the date the SAR is exercised, over (ii) the SAR Base Price.

          2.23 "SAR Base Price" means the Fair Market Value of a Share on the date an SAR was granted, or if the SAR was granted in tandem with an Option (whether or not the Option was granted on a different date than the SAR), in the Committee's discretion, the option price of a Share subject to the Option.

          2.24 "Shares" means shares of the Company's common stock, without par value, or, if by reason of the adjustment provisions contained herein, any rights under an Award under the Plan pertain to any other security, such other security.

          2.25 "Stock Bonus Award" means the right to receive Shares as provided in Section 10 of the Plan.

          2.26 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.27 "Successor" means the legal representative of the estate of a deceased Participant or the person or persons who shall acquire the right to exercise or receive an Award by bequest or inheritance or by reason of the death of the Participant.

          2.28 "Term" means the period during which a particular Award may be exercised.

     3. STOCK SUBJECT TO THE PLAN. There will be reserved for use, upon the issuance, vesting or exercise of Awards to be granted from time to time under the Plan, an aggregate of (i) three hundred seventy-five thousand (375,000) new Shares, and (ii) six hundred fifty-three thousand five hundred ninety (653,590) Shares subject to stock options (other than under the 1994 Corrpro Outside Directors' Stock Option Plan) granted prior to the Effective Date but only to the extent of the surrender, lapse, expiration, forfeiture, termination or exercise of such options, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares (a) issued upon exercise of Awards under the Plan, or (b) subject to issuance upon exercise of Awards under the Plan, but which are not issued because of a surrender, lapse, expiration, forfeiture or termination of any such Award prior to issuance of the Shares, shall once again be available for issuance in satisfaction of Awards. Similarly, any Shares issued pursuant to a Restricted Stock Award which are subsequently forfeited pursuant to the terms of the related Restricted Stock Award Agreement shall once again be available for issuance in satisfaction of Awards.

     4. ADMINISTRATION OF THE PLAN. The Board may appoint a Committee to administer the Plan, which Committee shall consist of not less than two (2) disinterested directors as defined in Rule 16b-3. Subject to the provisions of the Plan, the Committee or the Board shall have full authority, in its discretion, to determine the Participants to whom Awards shall be granted, the number of Shares to be covered by each of the Awards, and the terms of any such Award; to amend or cancel Awards (subject to Section 21 of the Plan), to accelerate the vesting of Awards; to require the cancellation or surrender of any previously granted awards under this Plan or any other plans of the Company as a condition to the granting of an Award, to interpret the Plan; and to prescribe, amend, and, rescind rules and regulations relating to the Plan, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee. Notwithstanding anything in the Plan to the contrary any and all rights conferred upon the Committee shall also be conferred upon the Board.

     5. PARTICIPANTS TO WHOM AWARDS MAY BE GRANTED. Awards may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Participants as the Committee, in its discretion, shall determine. In determining the Participants to whom Awards shall be granted and the number of Shares to be issued or subject to purchase or issuance under such Awards, the Committee shall take into account the recommendations of the Company's management as to the duties of the respective Participants, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. No Award shall be granted to any member of the Committee so long as his or her membership on the Committee continues or to any member of the Board who is not also an officer or key employee of the Company or any Subsidiary.

     6. STOCK OPTIONS.

          6.1 Types of Options. Options granted under the Plan shall be Non-Qualified Stock Options. The Award Agreement shall designate an Option as a Non-Qualified Stock Option.

          6.2 Option Price. The option price per Share of any Non-Qualified Stock Option granted under the Plan shall be the Fair Market Value of the Shares covered by the Option on the date the Option is granted unless the Committee, in its sole discretion, determines to set the option price at an amount less than or greater than the Fair Market Value of the Shares on such date.

          6.3 Term of Options. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the Term of the Option, which shall be determined by the Committee in accordance with its discretionary authority hereunder.

     7. STOCK APPRECIATION RIGHTS.

          7.1 Grant of SAR. The Committee, in its discretion, may grant a Participant an SAR in tandem with an Option or may grant a Participant an SAR on a stand alone basis. The Committee, in its discretion, may grant an SAR in tandem with an Option either at the time the Option is granted or at any time after the Option is granted. The Committee, in its discretion, may grant an SAR in tandem with an Option which is exercisable either in lieu of, or in addition to, the exercise of the related Option.

          7.2 Limitations on Exercise. Each SAR granted in tandem with an Option shall be exercisable to the extent, and only to the extent, the related Option is exercisable and shall be for such Term as the Committee may determine (which Term may not to exceed ten (10) years and may expire prior to the Term of the related Option). Each SAR granted on a stand alone basis shall be exercisable to the extent, and for such Term, as the Committee may determine. The SARs shall be subject to such other terms and conditions as the Committee, in its discretion, shall determine, which are not otherwise inconsistent with the Plan. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, limitations, if any, on the amount of appreciation in value which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the Participant upon exercise of such SAR shall be payable in cash and what portion, if any, shall be payable in Shares. If, and to the extent, that Shares are issued in satisfaction of amounts payable on exercise of an SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

          7.3 Surrender of Option or SAR Granted in Tandem. If the Award Agreement related to the grant of an SAR in tandem with an Option provides that the SAR can only be exercised in lieu of the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall be deemed surrendered and shall not thereafter be exercisable and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall be deemed surrendered and shall not thereafter be exercisable. If the Award Agreement related to the grant of an SAR in tandem with an Option provides that the SAR can be exercised in addition to the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall not be deemed surrendered and shall continue to be exercisable and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall not be deemed surrendered and shall continue to be exercisable.

     8. RESTRICTED STOCK AWARDS. Restricted Stock Awards granted under the Plan shall be subject to such terms and conditions as the Committee may, in its discretion, determine and set forth in the related Restricted Stock Award Agreements. The Committee, in its discretion, may grant a Participant a Restricted Stock Award on a stand alone basis or in tandem with an Option. Restricted Stock Awards shall be granted in accordance with, and subject to, the provisions set forth below.

          8.1 Issuance of Shares. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement which shall set forth the number of Shares issuable under the Restricted Stock Award. Subject to the restrictions in Section 8.3 of the Plan, and subject further to such other restrictions or conditions established by the Committee, in its discretion, and set forth in the related Restricted Stock Award Agreement (such as requiring the Participant to pay an amount equal to the aggregate par value, if any, of the Shares to be issued thereunder), the number of Shares granted under a Restricted Stock Award shall be issued in the recipient Participant's name on the date of grant of such Restricted Stock Award or as soon as reasonably practicable thereafter.

          8.2 Rights of Recipient Participants. Shares received pursuant to Restricted Stock Awards shall be duly issued or transferred to the Participant, and a certificate or certificates for such Shares shall be issued in the Participant's name. Subject to the restrictions in Section
     8.3 of the Plan, and subject further to such other restrictions or conditions established by the Committee, in its discretion, and set forth in the related Restricted Stock Award Agreement, the Participant shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares. In aid of the restrictions in Section 8.3 of the Plan and in the related Restricted Stock Award Agreement, the certificate or certificates for Shares awarded hereunder, together with a suitably executed stock power signed by such recipient Participant, shall be held by the Company in its control, or at the option of the Company, in a trust established by the Company, for the account of such Participant (i) until the restrictions in Section 8.3 of the Plan and in the related Restricted Stock Award Agreement lapse pursuant to the Plan or the Restricted Stock Award Agreement, at which time a certificate for the appropriate number of Shares (free of all restrictions imposed by the Plan or the Restricted Stock Award Agreement) shall be delivered to the Participant, or (ii) until such Shares are forfeited to the Company and canceled as provided by the Plan or the Restricted Stock Award Agreement.

          8.3 Restrictions. Except as otherwise determined by the Committee in its sole discretion, each Share issued pursuant to a Restricted Stock Award Agreement shall be subject, in addition to any other restrictions set forth in the related Restricted Stock Award Agreement, to the following restrictions until such restrictions have lapsed pursuant to Section 8.4 of the Plan:

             (a) Disposition. The Shares awarded to a Participant and held by the Company pursuant to Section 8.2 of the Plan, and the right to vote such Shares or receive dividends on such Shares, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that such Shares may be transferred upon the death of the Participant to the Participant's Successor. Any transfer or purported transfer of such Shares in violation of the restrictions outlined in this Section 8.3 shall be null and void and shall result in the forfeiture of the Shares transferred or purportedly transferred to the Company without notice and without consideration.

             (b) Forfeiture. The Shares awarded to a Participant and held by the Company pursuant to Section 8.2 of the Plan shall be forfeited to the Company without notice and without consideration therefor immediately upon the termination of the Participant's employment with the Company and all Subsidiaries of the Company for any reason other than (i) death, (ii) disability, (iii) retirement, (iv) the Participant's attainment of age sixty-five (65).

          8.4 Lapse of Restrictions. Except as otherwise determined by the Committee in its sole discretion, the restrictions set forth in Section 8.3 of the Plan on Shares issued under a Restricted Stock Award shall lapse on, and certificates for the Shares held for the account of the Participant in accordance with Section 8.2 of the Plan hereof shall be appropriately distributed to the Participant as soon as reasonably practical after, the earliest of:

             (a) the Participant's death;

             (b) the termination of the Participant's employment by reason of the Participant being "disabled" as defined in Section 22(e)(3) of the Code;

             (c) the Participant's early, normal or late retirement pursuant to the retirement plans of the Company or any of its Subsidiaries;

             (d) the Participant's attainment of age sixty-five (65); or

           (e) (i) the first anniversary of the date of grant with respect to one-third ( 1/3) of the Shares originally awarded,

                (ii) the second anniversary of the date of grant with respect to an additional one-third ( 1/3) of the Shares originally awarded, and

                (iii) the third anniversary of the date of grant with respect to the balance of the Shares originally awarded.

          8.5 Surrender of Options or Restricted Stock Granted in Tandem. If the Restricted Stock Award Agreement related to the grant of a Restricted Stock Award in tandem with an Option provides that the Option can only be exercised in lieu of the scheduled vesting of the Restricted Stock Award, then, upon vesting of the Shares subject to the Restricted Stock Award, the related Option or portion thereof with respect to which such Restricted Stock Award becomes vested shall be deemed surrendered and shall not thereafter be exercisable and, similarly, upon exercise of the Option, the Shares subject to the related Restricted Stock Award or portion thereof with respect to which such Option is exercised shall be deemed forfeited to the Company and shall be cancelled as provided by the Plan or the Restricted Stock Award Agreement.

     9. STOCK BONUS AWARDS. Stock Bonus Awards may be granted under the Plan with respect to Shares, and shall be granted, subject to the provisions of the Plan, upon such terms and conditions as the Committee may determine in its discretion. The Committee, in its discretion, may require the Participants to whom Stock Bonus Awards are granted to pay the Company an amount equal to the aggregate par value, if any, of the Shares to be issued to such Participants. Subject to the Participant delivering in cash or by check the amounts, if any, required to be paid pursuant to this Section 9 or pursuant to Section 18 of the Plan (relating to taxes), a certificate or certificates for such Shares shall be issued in the Participant's name as soon as reasonably practicable following the date of grant, or if such payments are required, following the date of such payments. The Company shall deliver such certificate or certificates to the Participant and the Participant shall thereupon be a stockholder with respect to all Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares.

     10. DATE OF GRANT. The date of grant of an Award granted hereunder shall be the date on which the Committee acts in granting the Award.

     11. EXERCISE OF RIGHTS UNDER OPTIONS OR SARS.

          11.1 Notice of Exercise. A Participant entitled to exercise an Option or SAR shall do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option or SAR is being exercised and any other relevant information the Committee may require. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee's approval, in Shares valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. A Participant exercising an SAR or an Option granted in tandem with an SAR may, if the terms and conditions of the Award so provide, state in the notice of exercise what percentage of the SAR the Participant desires to be paid in cash or Shares, in which event the Committee may honor the request so made or satisfy the SAR in cash or Shares or some combination of each, as the Committee may determine in its sole discretion. All notices or requests provided for herein shall be delivered to the Company's Secretary, or such other person as the Committee may designate.

          11.2 Cashless Exercise Procedures. The Company, in its sole discretion, may establish procedures whereby a Participant, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Employee wishing to utilize the cashless exercise program.

     12. AWARD TERMS AND CONDITIONS. Each Award or each agreement setting forth an Award shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Committee.

     13. RIGHTS OF AWARD HOLDER. The holder of an Award shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or receipt under the Award, except that (a) an

Award holder's rights with respect to a Restricted Stock Award shall be as prescribed in Section 8.2 and (b) stockholder rights with respect to any other Award shall arise at the time and to the extent that one or more certificates for such Shares shall be delivered to the holder upon the due exercise or grant of the Award.

     14. NONTRANSFERABILITY OF AWARDS. An Award shall not be transferable other than: (a) by will or the laws of descent and distribution, and an Award subject to exercise may be exercised, during the lifetime of the holder of the Award, only by the holder or in the event of death, the holder's Successor, or in the event of disability, the holder's personal representative, or (b) pursuant to a qualified domestic relations order, as defined in the Code or ERISA or the rules thereunder, or (c) with respect to Non-qualified Options only, to Permitted Transferees.

     15. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, applicable purchase prices and all other applicable provisions, may, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment to the holder of an Option or SAR, in cash or in shares, in an amount equal to the difference between the price at which such Option or SAR may be exercised and the then current fair market value of the Shares subject to such Option or SAR as equitably determined by the Committee). Notwithstanding the foregoing, no adjustment shall be made to the extent the Company would have to account for such adjustment as additional compensation expense under generally accepted accounting principals in effect at the time of such adjustment. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee, in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

     16. CHANGE IN CONTROL. Notwithstanding anything to the contrary in the Plan or any Award Agreement, in the case of a Change in Control of the Company, the Committee may, in its discretion, taking into account the purposes of this Plan, determine, on a case by case basis, that each Award granted under the Plan shall, subject to the following provisions, terminate ninety (90) days after the occurrence of such Change in Control but, in the event of any such termination:

          (a) An Option or SAR holder shall have the right, commencing at least five (5) days prior to such Change in Control and subject to any other limitation on the exercise of such Option or SAR in effect on the date of exercise (other than vesting), to immediately exercise any Options or Restricted Stock Awards, including those granted in tandem with SARs, or SARs in full, without regard to any vesting limitations, to the extent they shall not have been theretofore exercised; and

          (b) All restrictions on Restricted Stock Awards shall immediately lapse, certificates for the affected Shares shall be appropriately distributed and any Options in tandem with Restricted Stock Awards will be deemed to have been surrendered.

     17. FORMS OF AWARDS. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or by the stockholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder only by action taken by the Committee in granting an Award. Whenever the Committee shall designate a Participant for the receipt of an Award, the Company's Secretary, or such other person as the Committee may designate, shall forthwith send notice thereof to the Participant, in such form as the Committee shall approve, stating the number of Shares subject to the Award, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Award Agreement in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution by the Participant to whom such Award is granted of said Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise or receipt of any Award.

     18. TAXES.

          18.1 Right to Withhold Required Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the receipt, vesting or exercise of an Award under the Plan to pay the Company, in cash or Shares, the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter to the Participant. The Company shall also have the right to deduct from any cash payment payable to a person pursuant to an Award the amount of any taxes which the Company is required by law to withhold with respect to such cash payment.

          18.2 Participant Election to Withhold Shares. Subject to Committee approval, a Participant may elect to satisfy the tax liability with respect to the exercise of an Option by having the Company withhold Shares otherwise issuable upon exercise of the Option; provided, however, that if a Participant is subject to Section 16(b) of the Exchange Act at the time the Option is exercised, such election must satisfy the requirements of Rule 16b-3.

     19. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date hereof, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

     20. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under Rule 16b-3 would be required. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Award granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Award theretofore granted under the Plan.

     21. DELIVERY OF SHARES ON EXERCISE OR GRANT. Delivery of certificates for Shares pursuant to the grant or exercise of an Award may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require a Participant to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Award or the delivery of any Shares pursuant to an Award.

     22. FEES AND COSTS. The Company shall pay all original issue taxes on the issuance or exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

     23. EFFECTIVENESS OF THE PLAN. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares either (i) represented at a meeting duly held in accordance with Ohio law within twelve (12) months after being approved by the Board, or (ii) obtained by a written consent in accordance with Ohio law within twelve (12) months after being approved by the Board, the Plan and all Awards made under it shall be void and of no force and effect. In aid of this provision, any Award granted prior to the approval of the Plan by the Company's stockholders shall be conditioned upon receipt of such approval.

     24. OTHER PROVISIONS. As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

     25. OHIO LAW TO GOVERN. This Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

                                                                       EXHIBIT B

                          1997 NON-EMPLOYEE DIRECTORS'
                              STOCK OPTION PLAN OF
                            CORRPRO COMPANIES, INC.

     1. PURPOSE OF THE PLAN. This 1997 Non-Employee Directors' Stock Option Plan of Corrpro Companies, Inc. adopted on this 28th day of April, 1997, is intended to encourage directors of the Company who are not officers or key employees of the Company or any of its subsidiaries to acquire or increase their ownership of common stock of the Company. The opportunity so provided is intended to foster in participants an incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company in the future.

     2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

          2.1 "Board"  means the Board of Directors of Corrpro Companies, Inc.

          2.2 "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
     Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the date the Plan is adopted by the Board), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

             (a) any person (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that a Change in Control shall not be deemed to occur under this clause (a) by reason of the acquisition of securities by the Company or an employee benefit plan (or any trust funding such a plan) maintained by the Company or by reason of the new issuance of securities directly by the Company;

             (b) During any period of two (2) consecutive years (not including any period prior to the date the Plan is adopted by the Board) or at any time during the first two years after the Effective Date there shall cease to be a majority of the Board comprised of Continuing Directors; or

             (c) (i) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          2.3 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

          2.4 "Committee" means the Compensation Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan.

          2.5 "Company"  means Corrpro Companies, Inc.

          2.6 "Continuing Director" means individuals who at the beginning of any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) or during the first two years after the Effective Date, individuals, who were on the Effective Date, and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period (or for the first two years after the Effective Date were directors on the Effective Date) or whose election or nomination for election was previously so approved.

          2.7 "Directors" means directors who serve on the Board and who are not employees of the Company or any of its 50% or more direct or indirect subsidiaries.

          2.8 "Effective Date"  means April 28, 1997.

          2.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.

          2.10 "Exchange Act" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may be amended or replaced.

          2.11 "Fair Market Value" means, with respect to the Shares, the closing price reported on the New York Stock Exchange or other national securities exchange, on the last business day prior to the date on which the value is determined as reported in the Wall Street Journal or such other source of quotations for, or report of, the Shares as the Committee may reasonably select from time to time; provided, however, if the Shares are not then traded on such an exchange, but are then traded on the over-the-counter market, Fair Market Value means the mean between the high and the low bid and asked prices for the Shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding day on which sales occurred if there were no sales on such date).

          2.12 "Grant Date" means during the calendar year in which a director is first elected to the Board of Directors the date the director is so elected and for each calendar year thereafter the 30th day of each September 30 of each calendar year.

          2.13 "Option" means the right to purchase the number of Shares specified by the Plan at a price and for a term fixed by the Plan, and subject to such other limitations and restrictions as the Plan and the Committee imposes.

          2.14 "Option Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Director and which shall set forth the terms and conditions of an Option under the Plan.

          2.15 "Permitted Transferees" means (i) the spouse, children or grandchildren of a Director, (ii) any trustees of any trust made by the Director primarily for the benefit of any of such persons identified in clause (i) or for the benefit of the Director, (iii) a corporation or other entity in which the Director owns a controlling interest, and (iv) the beneficiaries of any trust described in clause (ii).

          2.16 "Plan" means the 1997 Non-Employee Directors' Stock Option Plan of Corrpro Companies, Inc.

          2.17 "Regulation T" means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time.

          2.18 "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the Exchange Act as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

          2.19 "Shares" means shares of the Company's common stock, without par value, or, if by reason of the adjustment provisions contained herein, any rights under an Option under the Plan pertain to any other security, such other security.

          2.20 "Successor" means the legal representative of the estate of a deceased Director or the person or persons who shall acquire the right to exercise or receive an Option by bequest or inheritance or by reason of the death of the Director.

          2.21 "Term" means the period during which a particular Option may be exercised.

     3. STOCK SUBJECT TO THE PLAN. There will be reserved for use, upon the exercise of Options to be granted from time to time under the Plan, an aggregate of fifty thousand (50,000) Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

     4. ADMINISTRATION OF THE PLAN. The Board may select a Committee to administer the Plan. Subject to the provisions of the Plan, the Committee or the Board shall have full authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee. Notwithstanding anything in the Plan to the contrary any and all rights conferred upon the Committee shall also be conferred upon the Board.

     5. GRANT OF OPTIONS.

          5.1 Grants to Directors. Each Director who is a Director on the Grant Date shall be granted an Option on such Grant Date to purchase 2,000 Shares without further action by the Board or the Committee.

          5.2 Limitations. If the number of Shares available to grant under the Plan on a scheduled Grant Date is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each eligible Director shall receive an Option to purchase a pro rata number of the remaining Shares available under the Plan; provided further, however, that if such proration results in fractional Shares, then such Option shall be rounded down to the nearest number of whole Shares.

     6. BASIC STOCK OPTION PROVISIONS.

          6.1 Option Price. The option price per share of any Option granted under the Plan shall be the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

          6.2 Terms of Options.

             (a) Options granted hereunder shall be exercisable for a Term of ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided, and

             (b) Except as otherwise provided in the Plan, prior to its expiration or termination, any Option granted hereunder may be exercised within the following time limitations:

                (i) After one (1) year from the date of grant, it may be exercised as to not more than one-half ( 1/2) of the Shares originally subject to the Option.

                (ii) After two (2) years from the date of grant, it may be exercised as to any part or all of the Shares originally subject to the Option.

          6.3 Termination of Directorship. In the event a Director ceases to be a member of the Board (other than by reason of death or disability), then
     (a) an Option may be exercised by the Director (to the extent that the Director was entitled to do so at the termination of his directorship) at any time within the three (3) months after he ceases to be a member of the Board, but not beyond the Term of the Option, and (b) the portion of any Option that has not vested as of the date the Director ceases to be a member of the Board shall automatically terminate.

          6.4 Death or Disability of Director. If a Director dies or becomes disabled while he is a member of the Board, an Option may be exercised in full, by his Successor in the event of death, or by him or his personal representative, as the case may be, in the event of disability, at any time within twelve (12) months after he ceases to be a member of the Board on account of such death or disability, but not beyond the Term of the Option. If a Director, following the termination of his directorship, shall die within the three (3) months after the date he ceases to be a member of the Board, an Option may be exercised (to the extent the Director shall have been entitled to do so at the time of his death), by his Successor, at any time within twelve (12) months after his death, but not beyond the Term of the Option.

     7. EXERCISE OF RIGHTS UNDER AWARDS.

          7.1 Notice of Exercise. A Director entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may require. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment shall be made in cash or by certificates of Shares, duly endorsed in blank, equal in value to the purchase price of the Shares to be purchased based on their Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company's Secretary, or such other person as the Committee may designate. No fractional Shares shall be issued.

          7.2 Cashless Exercise Procedures. The Company, in its sole discretion, may establish procedures whereby a Director, subject to the requirements of Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Company elects to establish a cashless exercise program, a Director may utilize such program but only in accordance with such administrative procedures and policies as the Company deems appropriate and such procedures and policies shall be binding on any Director wishing to utilize the cashless exercise program.

     8. RIGHTS OF OPTION HOLDER. The holder of an Option shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or receipt under his Option, except to the extent that one or more certificates for such Shares shall be issuable to the holder upon the due exercise of the Option and the payment in full of the purchase price therefor.

     9. NONTRANSFERABILITY OF OPTIONS. An Option shall not be transferable, other than: (a) by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder of the Option, only by the holder, or in the event of death, the holder's Successor, or in the event of disability, the holder's personal representative, or (b) pursuant to a qualified domestic relation order, as defined in the Code or ERISA or the rules thereunder or (c) to a Permitted Transferee.

     10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment to the holder of an Option, in cash or in shares, in an amount equal to the difference between the price at which such Option may be exercised and the then current fair market value of the Shares subject to such Option as equitably determined by the Committee). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee, in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

     11. CHANGE IN CONTROL. Notwithstanding anything to the contrary herein or in any Option Agreement, in the case of a Change in Control of the Company, each Option granted under the Plan shall terminate ninety (90) days after the occurrence of such Change in Control and an Option holder shall have the right, commencing at least five (5) days prior to such Change in Control and subject to any other limitation on exercise of an Option in effect on the date of exercise, to immediately exercise any Option in full, without regard to any vesting limitations, to the extent it shall not have been previously exercised.

     12. FORMS OF OPTIONS. An Option shall be granted hereunder on the date or dates specified in the Plan. Whenever the Plan provides for the receipt of an Option by a Director, the Secretary of the Company, or such other person as the Committee shall appoint, shall forthwith send notice thereof to the Director, in such form as the Committee shall approve, stating the number of Shares subject to the Option, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Option Agreement, in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. Execution by the Director to whom such Option is granted of said Option Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Option.

     13. TAXES. The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold, if any, with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option.

     14. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date the Plan is adopted by the Board, and an Option shall not be granted under the Plan after that date although the terms of any Option may be amended at any date prior to the end of its Term in accordance with the Plan. Any Option outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

     15. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under Rule 16b-3 would be required. Notwithstanding any discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Option theretofore granted under the Plan.

     16. DELIVERY OF SHARES ON EXERCISE. Delivery of certificates for Shares pursuant to an Option exercise may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require a Director to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any Shares pursuant thereto.

     17. FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

     18. EFFECTIVENESS OF THE PLAN. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares either (i) represented at a meeting duly held in accordance with Ohio law within twelve (12) months after being approved by the Board, or (ii) obtained by a written consent in accordance with Ohio law within twelve (12) months after being approved by the Board, the Plan and all Options made under it shall be void and of no force and effect. In aid of this provision, any Option granted prior to the approval of the Plan by the Company's stockholders shall be conditioned upon receipt of such approval.

     19. OTHER PROVISIONS. As used in the Plan, and in Option Agreements and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Option Agreements and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

     20. OHIO LAW TO GOVERN. This Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

          PROXY                  CORRPRO COMPANIES, INC.

                BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING, JULY 23, 1997

             The undersigned, having received the Notice of Meeting and Proxy Statement, hereby constitutes and appoints Joseph W. Rog, David H. Kroon, and Barry W. Schadeck, and each of them (with full power of substitution respectively), true and lawful attorneys and proxies for the undersigned to attend the Annual Meeting to be held on July 23, 1997, at 10:00 a.m., at Medina Country Club, 5588 Wedgewood Road, Medina, Ohio, and any adjournments thereof.

          The Proxy when properly executed will be voted in the manner directed; if no direction is made this Proxy will be voted FOR the Director Nominees, FOR Proposal II (approval of the 1997 Long-Term Incentive
          Plan), and FOR Proposal III (approval of the 1997 Non-Employee Directors' Stock Option Plan). In their discretion, the parties are also authorized to vote upon such other matters as may properly come before the meeting.

          1. Election of Directors, Nominees:

                       [ ] FOR all nominees listed below                              [ ] WITHHOLD AUTHORITY
                           (except as marked to the contrary below)                       to vote for the nominees listed below

           ROBERT E. HODGE, DAVID H. KROON, C. RICHARD LYNHAM AND JOSEPH W. ROG

          (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

          ----------------------------------------------------------------------

          2. Proposal to approve the 1997 Long-Term Incentive Plan
                                 [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

          3. Proposal to approve the 1997 Non-Employee Directors' Stock Option Plan
                                 [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

                                                 (Continued on the reverse side)

          (Continued from other side)

          YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD.

                                                    Dated:_______________ , 1997


                                                    ----------------------------
                                                    Signature(s)


                                                    ----------------------------
                                                    Signature(s)

                                                    Please sign exactly as name
                                                    appears hereon. Joint owners
                                                    should each sign. When
                                                    signing as attorney,
                                                    executor, administrator,
                                                    trustee, or guardian, please
                                                    give full title as such.

                                                    [ ] ATTEND MEETING

                                                    We would appreciate your
                                                    indicating if you are
                                                    planning to attend the
                                                    Annual Meeting. Your failure
                                                    to check this box will not
                                                    prejudice you from attending
                                                    the meeting.

                                   Proxy Card